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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C, 20549

                         AMENDEMENT NO. 1 TO FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

               INTERCONTINENTAL  CAPITAL &  INVESTMENT  FUND  INC.
             (Exact name of registrant as specified in its charter)

                TEXAS                                 6159
    (State or other jurisdiction         (Primary Standard Industrial
   of incorporation or organization)      Classification Code Number)


                                   75-2784245
                        ( Employer Identification Number)

              P. O., BOX 15155, FORT  WORTH, TX 76119 (817) 534-7305
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices

                            BONIFACE SULEMAN ODIODIO
              P. O., BOX 15155, FORT  WORTH, TX 76119 (817) 534-7305
 (Name, address, including zip code, tend telephone number, including area code, of agent for service)

                                 JULY 1ST  1999

        ________________________________________________________________
        (Approximate date of commencement of proposed sale to the public)

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, Please check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering  [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, Please check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering  [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, Please check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering  [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box [ ]

CALCULATION OF REGISTRATION FEE
                           CALCULATION OF REGISTRATION FEE


Title of Each Class        Amount    Offering   Proposed Maximum
of Securities to           to be       Price        Aggregate          Amount of
be Registered            Registered  Per Unit    Offering Price    Registration Fee
Corporate Bond Series 1       5,000  $1,000.00  $    5,000,000.00  $        1,475.00
